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                                                                    Exhibit 16.1

PricewaterhouseCoopers [LETTERHEAD]

February 1, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Sykes Enterprises, Incorporated (copy attached), which we understand have been filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 14, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP